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                                                                    EXHIBIT 16.1


                    [LETTERHEAD OF CIULLA, SMITH & DALE, LLP]


April 17, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D. C.  20549

Ladies and Gentlemen:

         We have read Item 4 of Tecumseh Products Company's Current Report on Form 8-K dated April 11, 2003 and we agree with the statements made in Section
(a) under the heading "previous independent accountants."



  /s/ Cuilla, Smith & Dale, LLP
--------------------------------
Ciulla, Smith & Dale, LLP
Certified Public Accountants